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                                                               TEXT EXHIBIT 99.1





                              FOR IMMEDIATE RELEASE

        American Science and Engineering, Inc. Completes a $19.7 Million
                                Private Placement

BILLERICA, MA, MAY 29, 2002-- American Science and Engineering, Inc. (AMEX:ASE) today announced that it received gross proceeds of approximately $19.7 million from a private placement of the Company's common stock to institutional investors at $ 17.64 per share. The share price of the placement is based upon 90% of the average closing price of the Company's common stock for the five-day period ending May 24, 2002. As part of the transaction, the Company issued to the investors warrants to purchase 278,750 additional shares of AS&E common stock at an exercise price of $23.52 per share. After commissions and expenses, the net proceeds to the Company will be approximately $18.4 million. The net proceeds will be used for general corporate purposes, including repayment of AS&E's line of credit, funding working capital, capital expenditures and investments in new product development. William Blair & Company acted as the placement agent for the transaction.

The securities sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, as part of the transaction, the Company agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission within 15 days for purposes of registering the resale of the shares of common stock issued in the private placement and the shares issuable upon exercise of the warrants. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of American Science and Engineering, Inc. securities under the resale registration statement will be made only by means of a prospectus.

ABOUT AS&E
AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E's patented Z(R) Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E's Shaped EnergyTM X-ray inspection systems combine material discrimination features of Z(R) Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes. AS&E's High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit AS&E's web site at HTTP://WWW.AS-E.COM.

FOR MORE INFORMATION:
LAURA BERMAN OR ANDREW MORRISON                        JACKSON BAIN
AMERICAN SCIENCE AND ENGINEERING, INC.                 BAIN AND ASSOCIATES, INC.
(978) 262-8700                                         (703) 549-9592


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SAFE HARBOR STATEMENT
THE FOREGOING PRESS RELEASE CONTAINS STATEMENTS CONCERNING AS&E'S FINANCIAL PERFORMANCE, MARKETS AND BUSINESS OPERATIONS THAT MAY BE CONSIDERED "FORWARD-LOOKING" UNDER APPLICABLE SECURITIES LAWS. AS&E WISHES TO CAUTION READERS OF THIS PRESS RELEASE THAT ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS WHICH MIGHT CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN INCLUDE THE FOLLOWING: SIGNIFICANT REDUCTIONS OR DELAYS IN PROCUREMENTS OF THE COMPANY'S SYSTEMS BY THE UNITED STATES AND OTHER GOVERNMENTS; DISRUPTION IN THE SUPPLY OF ANY SOLE-SOURCE COMPONENT INCORPORATED INTO THE AS&E'S PRODUCTS (OF WHICH THERE ARE SEVERAL); LITIGATION SEEKING TO RESTRICT THE USE OF INTELLECTUAL PROPERTY USED BY THE COMPANY; POTENTIAL PRODUCT LIABILITY CLAIMS AGAINST THE COMPANY; GLOBAL POLITICAL TRENDS AND EVENTS WHICH AFFECT PUBLIC PERCEPTION OF THE THREAT PRESENTED BY DRUGS, EXPLOSIVES AND OTHER CONTRABAND; GLOBAL ECONOMIC DEVELOPMENTS AND THE ABILITY OF GOVERNMENTS AND PRIVATE ORGANIZATIONS TO FUND PURCHASES OF THE COMPANY'S PRODUCTS TO ADDRESS SUCH THREATS; AND THE POTENTIAL INSUFFICIENCY OF COMPANY RESOURCES, INCLUDING HUMAN RESOURCES, CAPITAL, PLANT AND EQUIPMENT AND MANAGEMENT SYSTEMS, TO ACCOMMODATE ANY FUTURE GROWTH. THESE AND CERTAIN OTHER FACTORS WHICH MIGHT CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED ARE MORE FULLY SET FORTH UNDER THE CAPTION "FORWARD-LOOKING INFORMATION AND FACTORS AFFECTING FUTURE PERFORMANCE" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDING MARCH 31, 2001.